File N.: 333-6306
Rule 424 (b)(3)



AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents ninety-eight (98) deposited
Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR COMMON STOCK
NOMINAL VALUE Bs. 20 OF
SIDERURGICA VENEZOLANA
SIVENSA, S.A.C.A.
(INCORPORATED UNDER THE LAWS
OF VENEZUELA)
Effective November 21, 2007, each
American Depositary Share represents 1
common share with a nominal value of Bs.
2,000.
      The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that
_____________________________________
________________________
_____________________________________
________________________________, or
registered assigns IS THE OWNER OF
____________________________________
AMERICAN DEPOSITARY SHARES
representing deposited Common Stock,
nominal value Bs. 20, (herein called Shares) of SIDERURGICA VENEZOLANA
SIVENSA, S.A.C.A., incorporated under the laws of Venezuela (herein called the Company). At the date hereof, each American
Depositary Share represents ninety-eight (98)
Shares deposited or subject to deposit under the deposit agreement at the Caracas, Venezuela, office of Banco Venezolana de
Credito, S.A. (herein called the Custodian).
The Depositarys Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at One Wall Street, New York, N.Y.
10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the amended and
restated deposit agreement, dated as of June
21, 2002 (herein called the Deposit
Agreement), by and among the Company, the
Depositary, and all Owners and holders from
time to time of Receipts issued thereunder,
each of whom by accepting a Receipt agrees
to become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and holders of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein called
Deposited Securities).  Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust Office in New York City and
at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the detailed
provisions of the Deposit Agreement, to which
reference is hereby made.  Capitalized terms
defined in the Deposit Agreement and not
defined herein shall have the meanings set
forth in the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt, and
upon payment of the fee of the Depositary
provided in this Receipt, and subject to the
terms and conditions of the Deposit
Agreement, the Owner hereof is entitled to
delivery, to him or upon his order, of the
Deposited Securities at the time represented
by the American Depositary Shares for which
this Receipt is issued.  Delivery of such
Deposited Securities may be made by the
delivery of (a) certificates in the name of the
Owner hereof or as ordered by him or by the
delivery of certificates properly endorsed or
accompanied by a proper instrument or
instruments of transfer and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this
Receipt.  Such delivery will be made at the
option of the Owner hereof, either at the office
of the Custodian or at the Corporate Trust
Office of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary shall
be at the risk and expense of the Owner
hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, without unreasonable delay, upon
surrender of this Receipt properly endorsed
for transfer or accompanied by a proper
instrument or instruments of transfer and
funds sufficient to pay any applicable transfer
taxes and the fees and expenses of the
Depositary and upon compliance with such
regulations, if any, as the Depositary may
establish for such purpose.  This Receipt may
be split into other such Receipts, or may be
combined with other such Receipts into one
Receipt, representing the same aggregate
number of American Depositary Shares as the
Receipt or Receipts surrendered.  As a
condition precedent to the execution and
delivery, registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of Shares
or the presentor of the Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer or
registration fee with respect thereto (including
any such tax or charge or fee with respect to
the Shares being deposited or withdrawn) and
payment of any applicable fees as provided in
the Deposit Agreement or this Receipt, may
require the production of proof satisfactory to
it as to the identity and genuineness of any
signature and may also require compliance
with any regulations  the Depositary may
establish consistent with the provisions of the
Deposit Agreement or this Receipt, including,
without limitation, paragraph (22) of this
Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding Receipts
generally may be suspended, during any
period when the transfer books of the
Depositary or the Company or the Foreign
Registrar, if applicable, are closed, or if any
such action is deemed necessary or advisable
by the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject to
paragraph (22) hereof.  The surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be suspended
subject only to (i) temporary delays caused by
closing the transfer books of the Depositary or
the Company or the deposit of Shares in
connection with voting at a shareholders
meeting, or the payment of dividends, (ii) the
payment of fees, taxes and similar charges,
and (iii) compliance with any U.S. or foreign
laws or governmental regulations relating to
the Receipts or to the withdrawal of the
Deposited Securities. Without limitation of the
foregoing, the Depositary shall not knowingly
accept for deposit under the Deposit
Agreement any Shares required to be
registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares.
Without limiting the foregoing, Shares which
the Depositary believes have been withdrawn
from a restricted American depositary receipt
facility established or maintained by a
depositary bank (including any such other
facility maintained by the Depositary pursuant
to the Rule 144A Deposit Agreement) may be
accepted for deposit under the Deposit
Agreement only if such Shares have been
acquired in a transaction (i) registered under
the Securities Act, (ii) in accordance with
Regulation S, or (iii) in accordance with
Rule 144  under the Securities Act (if
available), and the Depositary may, as a
condition to accepting the deposit of such
Shares under the Deposit Agreement, require
the person depositing such Shares to provide
the Depositary with a certificate in writing to
the foregoing effect.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer of
this Receipt or any withdrawal of Deposited
Securities represented by American
Depositary Shares evidenced by such Receipt
until such payment is made, and may withhold
any dividends or other distributions, or may
sell for the account of the Owner hereof any
part or all of the Deposited Securities
represented by the American Depositary
Shares evidenced by this Receipt, and may
apply such dividends or other distributions or
the proceeds of any such sale in payment of
such tax or other governmental charge, the
Owner hereof shall remain liable for any
deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
hereunder and under the Deposit Agreement
shall be deemed thereby to represent and
warrant that such Shares and each certificate
therefor are validly issued, fully paid, non-
assessable, and free of any preemptive rights
of the holders of outstanding Shares and that
the person making such deposit is duly
authorized to do so.  Every such person shall
also be deemed to represent that Shares
deposited by such person are not Restricted
Securities and that the deposit of such Shares
or sale of this Receipt evidencing American
Depositary Shares representing such Shares by
that person is not restricted under the
Securities Act of 1933.  Such representations
and warranties shall survive the deposit of
Shares and issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, proof of the identity of any person
legally or beneficially interested in the Receipt
and the nature of such interest or such
information relating to the registration on the
books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary or the
Company may deem necessary or proper.  The
Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds thereof
or the delivery of any Deposited Securities
until such proof or other information is filed
or such certificates are executed or such
representations and warranties made.  Upon
the request of the Company, the Depositary
shall provide the Company with copies of all
such certificates and such written
representations and warranties provided to the
Depositary under this Article 6 and Section
3.01 of the Deposit Agreement.  The
Company may from time to time request
Owners to provide information as to the
capacity in which such Owners own or owned
Receipts and regarding the identity of any
other persons then or previously interested in
such Receipts and the nature of such interest
and various other matters.  Each Owner agrees
to provide any information requested by the
Company or the Depositary pursuant to the
above-referenced provisions.  No Share shall
be accepted for deposit unless accompanied
by evidence, if any is required by the
Depositary, that is reasonably satisfactory to
the Depositary that all conditions to such
deposit have been satisfied by the person
depositing such Shares under Venezuelan laws
and regulations and any necessary approval
has been granted by any governmental body in
Venezuela, if any, which is then performing
the function of the regulation of currency
exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with agreements
in writing entered into between the Depositary
and the Company from time to time.  The
Depositary shall present its statement for such
charges and expenses to the Company once
every three months.  The charges and
expenses of the Custodian are for the sole
account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or stock
split declared by the Company or an exchange
of stock regarding the Receipts or Deposited
Securities or a distribution of Receipts
pursuant to Section 4.03 of the Deposit
Agreement), or by Owners, as applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time to
time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign Registrar
and applicable to transfers of Shares to or
from the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the Deposit Agreement, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided in the Deposit Agreement,
(4) such expenses as are incurred by the
Depositary in the conversion of foreign
currency pursuant to Section 4.05, (5) a fee of
$5.00 or less per 100 American Depositary
Shares (or portion thereof) for the execution
and delivery of Receipts pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.05 or 6.02 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement, including,
but not limited to Sections 4.1 through 4.04 of
the Deposit Agreement, (7) a fee for the
distribution of securities pursuant to
Section 4.02 of the Deposit Agreement, such
fee being in an amount equal to the fee for the
execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of this
clause 7 treating all such securities as if they
were Shares) but which securities are instead
distributed by the Depositary to Owners, (8) a
fee of $.02 or less per American Depositary
Share (or portion thereof)for depositary
services, which will accrue on the last day of
each calendar year and which will be payable
as provided in clause (9) below; provided,
however, that no fee will be assessed under
this clause (8) if a fee was charged pursuant to
clause (6) above during that calendar year and
(9) any other charge payable by the
Depositary, any of the Depositarys agents,
including the Custodian, or the agents of the
Depositarys agents in connection with the
servicing of Shares or other Deposited
Securities (which charge shall be assessed
against Owners as of the date or dates set by
the Depositary in accordance with Section 4.6
of the Deposit Agreement and shall be payable
at the sole discretion of the Depositary by
billing such Owners for such charge or by
deducting such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to
Section 2.09 of the Deposit Agreement, may
own and deal in any class of securities of the
Issuer and its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      Notwithstanding Section 2.03 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.02 of
the Deposit Agreement (Pre-Release).  The
Depositary may, pursuant to Section 2.05 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts which
have been Pre-Released, whether or not such
cancellation is prior to the termination of such
Pre-Release or the Depositary knows that such
Receipt has been Pre-Released.  The
Depositary may receive Receipts in lieu of
Shares in satisfaction of a Pre-Release.  Each
Pre-Release will be (a) preceded or
accompanied by a written representation from
the person to whom Receipts are to be
delivered that such person, or its customer,
owns the Shares or Receipts to be remitted, as
the case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the Depositary
on not more than five (5) business days notice,
and (d) subject to such further indemnities and
credit regulations as the Depositary deems
appropriate.  The number of American
Depositary Shares which are outstanding at
any time as a result of Pre-Releases will not
normally exceed thirty percent (30%) of the
Shares deposited hereunder; provided,
however, that the Depositary reserves the right
to change or disregard such limit from time to
time as it deems appropriate.
            The Depositary may retain for
its own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by a
proper instrument or instruments of transfer, is
transferable by delivery with the same effect
as in the case of a negotiable instrument,
provided, however, that the Company and the
Depositary, notwithstanding any notice to the
contrary, may treat the person in whose name
this Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person entitled
to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes and neither the Depositary nor the
Company shall have any obligation or be
subject to any liability under Deposit
Agreement to any holder of this Receipt
unless such holder is the Owner thereof.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose, unless
this Receipt shall have been executed by the
Depositary by the manual or facsimile
signature of a duly authorized signatory of the
Depositary or, if a Registrar for the Receipts
shall have been appointed, by the manual or
facsimile signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents required
by foreign law or otherwise under Rule 12g3-
2(b) under the Securities Exchange Act of
1934.  Such reports and communications will
be available for inspection and copying at the
public reference facilities maintained by the
Commission located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.  Pursuant to such
Rule, certain of such reports and documents
will be translated into or summarized in
English.
      The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary or the Custodian or the nominee of
either as the holder of the Deposited Securities
and (b) made generally available to the
holders of such Deposited Securities by the
Company.  The Depositary will also send to
Owners of Receipts copies of such reports
when furnished by the Company pursuant to
the Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the Depositary
by the Company shall be furnished in Spanish
unless the Company determines in its sole
discretion to furnish such materials or any of
them in English.
      The Depositary will keep books for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall be
open for inspection by the Owners of Receipts
provided that such inspection shall not be for
the purpose of communicating with Owners of
Receipts in the interest of a business or object
other than the business of the Company or a
matter related to the Deposit Agreement or the
Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives any
cash dividend or other cash distribution on any
Deposited Securities, the Depositary will, if at
the time of receipt thereof any amounts
received in a foreign currency can in the
judgment of the Depositary be converted on a
reasonable basis into United States dollars
transferable to the United States, and subject
to the Deposit Agreement, convert such
dividend or distribution into dollars and will
promptly distribute the amount thus received
(net of the fees of the Depositary as provided
in Section 5.09 of the Deposit Agreement) to
the Owners of Receipts entitled thereto,
provided, however, that in the event that the
Company or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect
of any Deposited Securities an amount on
account of taxes or other governmental
charges, the amount distributed to the Owners
of the Receipts evidencing American
Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of Section
4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution described
in Sections 4.01, 4.03 or 4.04 of the Deposit
Agreement, the Depositary will cause the
securities or property received by it to be
distributed to the Owners of Receipts entitled
thereto, in any manner that the Depositary
may deem equitable and practicable for
accomplishing such distribution; provided,
however, that if in the opinion of the
Depositary such distribution cannot be made
proportionately among the Owners of Receipts
entitled thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to, the
public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement) shall
be distributed by the Depositary to the Owners
of Receipts entitled thereto as in the case of a
distribution received in cash, provided that
any unsold balance of such securities or
property may be distributed by the Depositary
to the Owners thereto in accordance with such
equitable and practicable method as the
Depositary shall have adopted.
      If any distribution consists of a
dividend in, or free distribution of, Shares, the
Depositary may and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received as
such dividend or free distribution subject to
the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.09 of the Deposit
Agreement.  In lieu of delivering Receipts for
fractional American Depositary Shares in any
such case, the Depositary will sell the amount
of Shares represented by the aggregate of such
fractions and distribute the net proceeds, all in
the manner and subject to the conditions set
forth in the Deposit Agreement.  If additional
Receipts are not so distributed, each American
Depositary Share shall thenceforth also
represent the additional Shares distributed
upon the Deposited Securities represented
thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may by
public or private sale dispose of all or a
portion of such property (including Shares and
rights to subscribe therefor) in such amounts
and in such manner as the Depositary deems
necessary and practicable to pay any such
taxes or charges, and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to the
Owners of Receipts entitled thereto, and the
Depositary shall distribute any unsold balance
of such property in accordance with the
provisions of the Deposit Agreement.  The
Company or its agent shall remit to
appropriate governmental authorities and
agencies in Venezuela all amounts, if any,
withheld and owing to such authorities and
agencies by the Company.  The Depositary or
its agent shall remit to appropriate
governmental authorities and agencies in the
United States all amounts, if any, withheld and
owing to such authorities and agencies by the
Depositary.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights of
any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any Owners
or in disposing of such rights on behalf of any
Owners and making the net proceeds available
in Dollars to such Owners or, if by the terms
of such rights offering or, for any other
reason, the Depositary may not either make
such rights available to any Owners or dispose
of such rights and make the net proceeds
available to such Owners, then the Depositary
shall allow the rights to lapse; provided,
however, if at the time of the offering of any
rights the Depositary determines in its
discretion, after consultation with the
Company, that it is lawful and feasible to
make such rights available to all Owners or to
certain Owners but not to other Owners, the
Depositary, after consultation with the
Company, may distribute, to any Owner to
whom it determines the distribution to be
lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other instruments
therefor in such form as it deems appropriate.
If the Depositary determines in its discretion,
after consultation with the Company, that it is
not lawful and feasible to make such rights
available to certain Owners, it may sell the
rights or warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not lawfully or
feasibly make such rights available, and
allocate the net proceeds of such sales (net of
the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement) for
the account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any Receipt or
otherwise.  The Depositary shall not be
responsible for any failure to determine that it
may be lawful or feasible to make such rights
available to Owners in general or any Owner
in particular.
      If an Owner of Receipts requests the
distribution of warrants or other instruments in
order to exercise the rights allocable to the
American Depositary Shares of such Owner
hereunder, the Depositary will make such
rights available to such Owner upon written
notice from the Company to the Depositary
that (a) the Company has elected in its sole
discretion to permit such rights to be exercised
and (b) such Owner has executed such
documents as the Company has determined in
its sole discretion are reasonably required
under applicable law.  Upon instruction
pursuant to such warrants or other instruments
to the Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such Owner
of an amount equal to the purchase price of
the Shares to be received upon the  exercise of
the rights, and upon payment of the fees of the
Depositary as set forth in such warrants or
other instruments, the Depositary shall, on
behalf of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be delivered
to the Depositary on behalf of such Owner.
As agent for such Owner, the Depositary will
cause the Shares so purchased to be deposited
pursuant to Section 2.02 of the Deposit
Agreement, and shall, pursuant to Section 2.03
of the Deposit Agreement, execute and deliver
to such Owner Restricted Receipts.
      If registration under the Securities Act
of 1933 of the securities to which any rights
relate is required in order for the Company to
offer such rights to Owners and sell the
securities upon the exercise of such rights, the
Depositary will not offer such rights to the
Owners unless and until such a registration
statement is in effect, or unless the offering
and sale of such securities to the Owners of
such Receipts are exempt from registration
under the provisions of such Act.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Subject to any restrictions imposed by
Venezuelan laws, regulations or applicable
permits issued by the Venezuelan office of
Foreign Exchange or other governmental
body, whenever the Depositary shall receive
foreign currency, by way of dividends or other
distributions or the net proceeds from the sale
of securities, property or rights, and if at the
time of the receipt thereof the foreign currency
so received can in the judgment of the
Depositary be converted on a reasonable basis
into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner that
it may determine, such foreign currency into
Dollars, and such Dollars shall be distributed
to the Owners entitled thereto or, if the
Depositary shall have distributed any warrants
or other instruments which entitle the holders
thereof to such Dollars, then to the holders of
such warrants and/or instruments upon
surrender thereof for cancellation in whole or
in part depending upon the terms of such
warrants or other instruments.  Such
distribution shall be made in proportion to the
number of American Depositary Shares
representing Deposited Securities held
respectively by such Owners entitling them to
such dollars and may be made upon an
averaged or other practicable basis without
regard to any distinctions among Owners on
account of exchange restrictions, the date of
delivery of any Receipt or otherwise and shall
be net of any expenses of conversion into
Dollars incurred by the Depositary as
provided in Section 5.09 of the Deposit
Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into Dollars
transferable to the United States, or if any
approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute the
foreign currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or in
its discretion may hold such foreign currency
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may in
its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto and
may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the respective
accounts of, the Owners entitled thereto.
15.	FIXING OF RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect to
the Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by each
American Depositary Share, or whenever the
Depositary shall receive notice of any meeting
of holders of Shares or other Deposited
Securities, the Depositary shall fix a record
date after consultation with the Company if
such record date is different from the record
date applicable to the Deposited Securities, (a)
for the determination of the Owners of
Receipts who shall be (i) entitled to receive
such dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.  The Owners on such record date
shall be entitled, as the case may be, to receive
the amount distributable by the Depositary
with respect to such dividend or other
distribution or such rights or the net proceeds
or sale thereof in proportion to the number of
American Depositary Shares held by them
respectively and to give voting instructions, to
exercise the rights of Owners hereunder with
respect to such changed number of Shares and
to act in respect of any other such matter.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any meeting
of holders of Shares or other Deposited
Securities, if requested in writing by the
Company, the Depositary shall, as soon as
practicable thereafter, mail to the Owners of
Receipts a notice, the form of which notice
shall be subject to the reasonable discretion of
the Depositary, which shall contain (a) such
information as is contained in such notice of
meeting, received by the Depositary from the
Company, (b) a statement that the Owners of
Receipts as of the close of business on a
specified record date will be entitled, subject
to any applicable provision of Venezuelan law
and of the Articles of Association of the
Company and the provisions of the Deposited
Securities, to instruct the Depositary as to the
exercise of the voting rights, if any, pertaining
to the amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and (c) a
statement as to the manner in which such
instructions may be given, including, when
applicable, an express indication that
instructions may be given (or, if applicable,
deemed given in accordance with the last
paragraph of this Article 16, if no instruction
is received) to the Depositary to give a
discretionary proxy to a person designated by
the Company.  In the event the notice of
meeting and request of the Company is not
received by the Depositary in a timely manner
prior to the meeting, the Depositary shall have
no obligation to notify the Owners and shall
have no obligation to vote or cause to be voted
the Deposited Securities.  Upon the written
request of an Owner of a Receipt on such
record date, received on or before the date
established by the Depositary for such
purpose, the Depositary shall endeavor in so
far as practicable and permitted under
applicable laws and the provisions of the
Articles of Association of the Company and
the provisions of the Deposited Securities to
vote or cause to be voted the amount of Shares
or other Deposited Securities represented by
such American Depositary Shares evidenced
by such Receipt in accordance with any non-
discretionary instructions set forth in such
request including their instruction to give a
discretionary proxy to a person designated by
the Company.  The Depositary shall not, and
the Depositary shall ensure that each
Custodian or any of its nominees shall not,
exercise any voting discretion over any
Deposited Securities.
      If after complying with the procedures
set forth in this section, the Depositary does
not receive instructions from the Owner of a
Receipt on or before the date established by
the Depositary for such purpose, the
Depositary shall give a discretionary proxy for
the Shares evidenced by such Receipt to a
person designated by the Company.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the provisions
of Section 4.03 of the Deposit Agreement do
not apply, upon any change in nominal value,
change in par value, split-up, consolidation, or
any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation or sale
of assets affecting the Company or to which it
is a party, any securities which shall be
received by the Depositary or a Custodian in
exchange for or in conversion of or in respect
of Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary Shares
shall thenceforth represent the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.
In any such case the Depositary may, after
consultation with the Company, and shall, if
the Company shall so request, execute and
deliver additional Receipts as in the case of a
dividend in Shares, or call for the surrender of
outstanding Receipts to be exchanged for new
Receipts specifically describing such new
Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their directors,
employees, agents or affiliates shall incur any
liability to any Owner or holder of any
Receipt, if by reason of any provision of any
present or future law or regulation of the
United States, Venezuela, or any other
country, or of any other governmental or
regulatory authority or stock exchange,
including NASDAQ, or by reason of any
provision, present or future, of the Articles of
Association of the Company, or by reason of
any provision of any securities issued or
distributed by the Company, or any offering or
distribution thereof, or by reason of any act of
God or war or other circumstances beyond its
control, the Depositary or the Company or any
of their directors, employees, agents or
affiliates shall be prevented, delayed, or
forbidden from, or be subject to any civil or
criminal penalty on account of, doing or
performing any act or thing which by the
terms of the Deposit Agreement it is provided
shall be done or performed; nor shall the
Depositary or the Company incur any liability
to any Owner or holder of a Receipt by reason
of any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be done
or performed, or by reason of any exercise of,
or failure to exercise, any discretion provided
for in the Deposit Agreement.  Where, by the
terms of a distribution pursuant to Sections
4.01, 4.02, or 4.03 of the Deposit Agreement,
or an offering or distribution pursuant to
Section 4.04 of the Deposit Agreement,
because of applicable law, or for any other
reason, such distribution or offering may not
be made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall not
make such distribution or offering, and shall
allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders of Receipts, except that
they agree to perform their obligations
specifically set forth in the Deposit Agreement
without negligence and to act in good faith in
the performance of such duties.  The
Depositary shall not be subject to any liability
with respect to the validity or worth of the
Deposited Securities.  Neither the Depositary
nor the Company shall be under any
obligation to appear in, prosecute or defend
any action, suit, or other proceeding in respect
of any Deposited Securities or in respect of
the Receipts, which in its opinion may involve
it in expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may be
required, and the Custodian shall not be under
any obligation whatsoever with respect to
such proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company shall
be liable for any action or nonaction by it in
reliance upon the advice of or information
from legal counsel, accountants, any person
presenting Shares for deposit, any Owner or
holder of a Receipt, or any other person
believed by it in good faith to be competent to
give such advice or information including, but
not limited to, any such action or nonaction
based upon any written notice, request,
direction or other document believed by it to
be genuine and to have been signed or
presented by the proper party or parties.  The
Depositary shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities, or for the
manner in which any such vote is cast or the
effect of any such vote, provided that any such
action or nonaction is in good faith.   The
Company agrees to indemnify the Depositary,
its directors, employees, agents and affiliates
and any Custodian against, and hold each of
them harmless from, any liability or expense
(including, but not limited to, the fees and
expenses of counsel) which may arise out of
acts performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be amended,
modified, or supplemented from time to time,
(i) by either the Depositary or a Custodian or
their respective directors, employees, agents
and affiliates, except for any liability or
expense arising out of the negligence of any of
them or the failure of any of them to act in
good faith, (ii) by the Company or any of its
directors, employees, agents and affiliates.  No
disclaimer of liability under the Securities Act
of 1933 is intended by any provision of the
Deposit Agreement.
      The Company shall not indemnify the
Depositary or any Custodian against any
liability or expense arising out of information
relating to the Depositary or the Custodian, as
the case may be, furnished in writing to the
Company and executed by the Depositary
expressly for the use in any registration
statement, prospectus or preliminary
prospectus relating to the Shares evidenced by
the American Depositary Shares.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY; APPOINTMENT
OF SUCCESSOR CUSTODIAN.
      The Depositary may at any time resign
as Depositary hereunder by written notice of
its election so to do delivered to the Company
effective upon the appointment by the
Company of a successor depositary and its
acceptance of such appointment as hereinafter
provided.  The Depositary may at any time be
removed by the Company by 90 days prior
written notice of such removal, to become
effective upon the later of (i) the 90th day after
delivery of the notice to the Depositary and
(ii) the appointment of a successor depositary
and its acceptance of such appointment.  In
case at any time the Depositary shall resign or
be removed, the Company shall use its best
efforts to appoint a successor depositary,
which shall be a bank or trust company having
an office in the Borough of Manhattan, The
City of New York.  Every successor
depositary shall execute and deliver to its
predecessor and to the Company an
instrument in writing accepting its
appointment hereunder, and thereupon such
successor depositary, without any further act
or deed, shall become fully vested with all the
rights, powers, duties and obligations of its
predecessor; but such predecessor,
nevertheless, upon payment of all sums due it
and on the written request of the Company,
shall execute and deliver an instrument
transferring to such successor all rights and
powers of such predecessor hereunder, shall
duly assign, transfer and deliver all right, title
and interest in the Deposited Securities to such
successor, and shall deliver to such successor
a list of the Owners of all outstanding
Receipts.  Any such successor depositary shall
promptly mail notice of its appointment to the
Owners.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so, it
may appoint a substitute or additional
custodian or custodians.  Upon the
appointment of any successor depositary
hereunder, each Custodian then acting
hereunder shall forthwith become, without any
further act or writing, the agent hereunder of
such successor depositary and the appointment
of such successor depositary shall in no way
impair the authority of each Custodian
hereunder; but the successor depositary so
appointed shall, nevertheless, on the written
request of any Custodian, execute and deliver
to such Custodian all such instruments as may
be proper to give to such Custodian full and
complete power and authority as agent
hereunder of such successor depositary.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended by
agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any amendment
which shall impose or increase any fees or
charges (other than taxes and other
governmental charges), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner of a Receipt at the
time any amendment so becomes effective
shall be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in order
to comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at the
direction of the Company, terminate the
Deposit Agreement by mailing notice of such
termination to the Owners of all Receipts then
outstanding at least 90 days prior to the date
fixed in such notice for such termination.  The
Depositary may likewise terminate the
Deposit Agreement by mailing notice of such
termination to the Company and the Owners
of all Receipts then outstanding if at any time
90 days shall have expired after the
Depositary shall have delivered to the
Company a written notice of its election to
resign and a successor depositary shall not
have been appointed and accepted its
appointment as provided in Section 5.04 of the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will, upon
(a) surrender of such Receipt at the Corporate
Trust Office of the Depositary, (b) payment of
the fee of the Depositary for the surrender of
Receipts referred to in Section 2.05 of the
Deposit Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary thereafter
shall discontinue the registration of transfers
of Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall not
give any further notices or perform any further
acts under the Deposit Agreement, except that
the Depositary shall continue to collect
dividends and other distributions pertaining to
Deposited Securities, shall sell property and
rights as provided in the Deposit Agreement,
and shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of any
rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt, any
expenses for the account of the Owner of such
Receipt in accordance with the terms and
conditions of the Deposit Agreement, and any
applicable taxes or governmental charges).  At
any time after the expiration of one year from
the date of termination, the Depositary may
sell the Deposited Securities then held under
the Deposit Agreement and may thereafter
hold uninvested the net proceeds of any such
sale, together with any other cash then held by
it thereunder, unsegregated and without
liability for interest, for the pro rata benefit of
the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net proceeds.
After making such sale, the Depositary shall
be discharged from all obligations under the
Deposit Agreement, except to account for
such net proceeds and other cash (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt, any
expenses for the account of the Owner of such
Receipt in accordance with the terms and
conditions of the Deposit Agreement, and any
applicable taxes or governmental charges).
Upon the termination of the Deposit
Agreement, the Company shall be discharged
from all obligations under the Deposit
Agreement except for its obligations to the
Depositary with respect to indemnification,
charges, and expenses.  The obligations of the
Depositary under Section 5.08 of the Deposit
Agreement shall survive the termination of the
Deposit Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding any terms of this
Receipt or the Deposit Agreement to the
contrary, the Company and the Depositary
have each agreed that it will not exercise any
rights it has  under the Deposit Agreement or
the Receipt to prevent the withdrawal or
delivery of Deposited Securities in a manner
which would violate the United States
securities laws, including, but not limited to
Section I A(1) of the General Instructions to
the Form F-6 Registration Statement, as
amended from time to time, under the
Securities Act of 1933.
23.	DISCLOSURE OF INTERESTS.
      The Company may from time to time
request Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each
Owner agrees to provide any information
requested by the Company or the Depositary pursuant to this Article 23. The Depositary agrees to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary.







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